Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT DARIOHEALTH CORP. TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DENOTED IN BRACKETS WITH ASTERISKS THROUGHOUT THIS EXHIBIT.

DarioHealth Corp.

June 5, 2023

NearWater Growth, LLC

Re:	Amendment to Consulting Agreement dated September 3, 2021

Dear Sir:

Reference is made to that certain Consulting Agreement dated September 3, 2021 (the “Consulting Agreement”) by and between DarioHealth Corp. a Delaware corporation (the “Company”) and NearWater Growth, LLC, with an address at [***] (“NW”) pursuant to which the Company agreed to engage NW to provide certain consulting and advisory services on certain terms and conditions. The purpose of this letter agreement is to amend and modify the Consulting Agreement.

The Company and NW hereby agree to amend and modify the Consulting Agreement as follows:

The table attached as exhibit be to the agreement dated September 3, 2021 is replaced in its entirety by the table attached as Exhibit A to this amendment.

This Amendment Letter shall become effective as of the date hereof. There are no conditions precedent or subsequent to the effectiveness of this Amendment Letter. Except as modified by the terms of this Amendment Letter, the terms and provisions of the Consulting Agreement shall remain unmodified and in full force and effect. Other than as stated herein, this Amendment Letter shall not operate as a waiver of any condition or obligation imposed on the parties under the Consulting Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment Letter and any provision of the Consulting Agreement, the provisions of this Amendment Letter shall govern and control. This Amendment shall not be changed or modified orally, but only by an instrument in writing signed by the parties.

Please execute this Amendment Letter in the space provided below in order to evidence your agreement with the terms hereof.

Sincerely,

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
Name: Erez Raphael
Title: Chief Executive Officer

ACCEPTED AND AGREED:

NEAR WATER GROWTH LLC

By:	/s/ Jeffrey Leisure
Name: Jeffrey Leisure
Title: Managing Director

EXHIBIT A

Fees: NW shall earn a monthly retainer fee of $10,000 beginning the first day of the month following the completion of a Qualified Financing (as defined below) and NW will advise the Company on fundraising strategy.

“Qualified Financing” shall mean an equity (whether common or preferred equity) financing round completed by Company where the gross proceeds of the round are no less than twenty-five (25) million dollars.

Area	Comp	Criteria
Time based	150,000 Shares	The shares will vest quarterly over a 4 year period subject to the consultant providing continuous services to the Company

Acquisition - Dario Health acquired company	45,000 shares	•	45,000 shares upon the Consultant introducing the Company to an entity for the purposes of the Company acquiring such entity and the Company acquires such entity by merger, purchase of substantially all of such entity’s assets, or purchase of substantially all of such entity’s stock (the “Deal”)
		•	In the event that the Company's aggregate gross revenue during the four full calendar quarters immediately following the closing of the Deal is at least [***]% of the Company's aggregate gross revenue during the four full calendar quarters immediately preceding the closing of the Deal (where, in all cases, gross revenue is determined in accordance with US GAAP, consistently applied), the Consultant shall receive an additional 7,000 shares on top of the 45,000 shares
Alliance – “Game Changer” Alliance	45,000 shares	•

45,000 shares under the following criteria:

o The Consultant introduces the Company to an entity for partnership purposes, and (1) the Company forms a partnership with such entity (“Partnership”), with the Company's aggregate gross revenue during the four full calendar quarters immediately following the closing of the Partnership potentially reaching [***]% of the Company's aggregate gross revenue during the four full calendar quarters immediately preceding the closing of the Partnership (where, in all cases, gross revenue is determined in accordance with US GAAP, consistently applied), or (2) the Partnership increases the Company’s branding

Special one-time bonus	25,000-30,000 shares	•	25,000-30,000 shares for a sufficiently important introduction by the Consultant to the Company to be mutually agreed in writing by both the Consultant and the Company.
Exit – Dario is being sold	70,000-100,000 shares	•	Upon the Consultant introducing the Company to an entity for the purposes of the Company being acquired by such entity, (1) [***] shares in case the Company is sold to such entity for not less than $500 million and below $800 million, (2) [***] shares in case the Company is sold to such entity for $800 million to $1.8 billion, or (3) [***] shares in case the Company is sold to such entity for $1.8 billion or more
Special Award	100,000 shares	•	In addition to the specific performance stock awards described above, the CEO at his sole discretion may award up to 100,000 to consultant for extraordinary contribution(s) to the organization that reflect consultant’s impact on Dario’s commercial positioning and prominence, critical capability & go to market partnerships, management team development, and other activities that enhance the value of the enterprise.